UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2008

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,
Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:   (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02 (e)

Kodak’s annual long-term equity incentive program, which is part of its normal performance-based total compensation program for executives, is designed to align executive compensation with shareholder interests, create significant incentives for executive retention, encourage achievement of long-term performance objectives, and promote stock ownership.  Each year, the Compensation Committee (“Committee”) reviews the annual program to ensure that it is meeting the intended objectives.  On December 9, 2008, the Committee approved a change in the program for the 2009 cycle based upon the Committee’s annual review.

In recent years, the program has consisted of the delivery of equity to Section 16 Executive Officers, by way of 50% Stock Options and 50% Performance Stock Units.  The program that the Committee approved on December 9, 2008, for the 2009 cycle, consists of the delivery of equity to Section 16 Executive Officers by way of 50% Stock Options, 25% Performance Stock Units and 25% Restricted Stock Units.

Under the 2009 program, the total dollar value of the Performance Stock Units and the Restricted Stock Units, collectively, is the same as the total dollar value of the Performance Stock Units under the prior program.

As with the prior program, under the 2009 program, the Stock Options are based on Black-Scholes value, while the Performance Stock Units and Restricted Stock Units are based on target face value of the award as of the allocation or grant date.  The Stock Options vest in equal portions over a three-year period.  The Performance Stock Units have a one-year performance period followed by a two-year vesting period.  The Restricted Stock Units lapse three years following the grant date.  The Stock Options were granted on December 9, 2008.  The Performance Stock Units will be allocated on January 1, 2009, and the Restricted Stock Units will be granted on January 1, 2009.

With regard to the Restricted Stock Units, in the event an Executive Officer terminates employment for any reason prior to December 31, 2009, the award is forfeited.  In addition, in the event an Executive Officer terminates employment at any time between January 1, 2010 through December 31, 2011 for any reason other than death, Disability, Retirement, separation due to an Approved Reason, divestiture to a Joint Venture, or divestiture to an unrelated third party, the Executive Officer will, effective on the date of the separation from service, forfeit all Units held in his or her account.  (All capitalized terms used herein are defined in the Administrative Guide, which will be filed with the Company’s 2008 10-K filing.) The Restricted Stock Unit grants for Named Executive Officers effective January 1, 2009 are as follows:

Antonio Perez: 95,120
Philip Faraci: 31,230
Frank Sklarsky: 26,300
MaryJane Hellyar: 16,730

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By: /s/ Robert L. Berman
--------------------------------
Robert L. Berman
Chief Human Resources Officer
                                                                                                                         and Senior Vice President

Date:  December 10, 2008